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                                                       Registration No. 33-42021
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                             SECURITIES ACT OF 1933

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                                BIG O TIRES, INC.
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               (Exact name of registrant as specified in charter)

         NEVADA                                                87-0392481
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(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

            12650 E. Briarwood Avenue, Suite 2D, Englewood, CO 80112
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        (Address of registrant's principal executive offices) (Zip Code)

                                BIG O TIRES, INC.
                            LONG TERM INCENTIVE PLAN
                            ------------------------
                            (Full Title of the Plan)

                            John B. Adams, President
                       12650 E. Briarwood Avenue, Suite 2D
                            Englewood, Colorado 80112
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                     (Name and address of agent for service)

                                 (303) 728-5500
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          (Telephone number, including area code, of agent for service)



Registration Statement No. 33-42021 originally registered 1,100,000 shares of the common stock of Big O Tires, Inc. for issuance under the Big O Tires, Inc. Long Term Incentive Plan. On June 15, 1992, Big O Tires, Inc. effected a one-for-five reverse split of its common stock. As a result, 220,000 shares (rather than 1,100,000 shares) of the common stock were registered under Registration Statement no. 33-42021.

This Post-Effective Amendment No. 1 to Registration Statement No. 33-42021 is being filed to deregister 74,142 shares (as adjusted for a one-for-five reverse split of the common stock that was effective on June 15, 1992) of the common stock of Big O Tires, Inc. that were not issued pursuant to Registration Statement No. 33-42021. On July 10, 1996, Big O Tires, Inc. was acquired by TBC Corporation and the



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Big O Tires, Inc. Long Term Incentive Plan was terminated and all grants made pursuant to the Plan were terminated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereon duly authorized, in the City of Englewood, State of Colorado on June 13, 2001.

                              BIG O TIRES, INC.


                              By:   /s/ John B. Adams
                                   -----------------------------------------
                                       John B. Adams, President


                              By:   /s/ Richard A. Luhring
                                   -----------------------------------------
                                       Richard A. Luhring, Treasurer
                                       Principal Financial Officer and
                                       Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                         DATE

 /s/ Lawrence C. Day                   Director                     07/03/01
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Lawrence C. Day